Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS FIRST QUARTER 2021 RESULTS

Lake Forest, IL, April 26, 2021 – Packaging Corporation of America (NYSE: PKG) today reported first quarter 2021 net income of $167 million, or $1.75 per share, and net income of $169 million, or $1.77 per share, excluding special items. First quarter net sales were $1.8 billion in 2021 and $1.7 billion in 2020.

Diluted earnings per share attributable to Packaging Corporation of America shareholders

	Three Months Ended
	March 31,
	2021	2020	Change
Reported Diluted EPS	$1.75	$1.49	$0.26
Special Items Expense (1)	0.02	0.01	0.01
Diluted EPS excluding Special Items	$1.77	$1.50	$0.27

(1) For descriptions and amounts of our special items, see the schedules with this release.

Reported earnings in the first quarter of 2021 include special items for closure costs related to certain corrugated products facilities and specific costs related to discontinuing paper operations associated with the previously announced conversion of the No. 3 paper machine at our Jackson, Alabama mill to linerboard.

Excluding special items, the $.27 per share increase in first quarter 2021 earnings compared to the first quarter of 2020 was driven primarily by higher volume $.45 and prices and mix $.31 in our Packaging segment and lower annual outage expenses $.12. These items were partially offset by lower volume ($.28) and prices and mix ($.03) in our Paper segment, higher operating costs ($.15), higher freight and logistics expenses ($.12), higher converting costs ($.02) and other expenses ($.01).

Financial information by segment is summarized below and in the schedules with this release.

	(dollars in millions)
	Three Months Ended
	March 31,
	2021	2020
Segment income (loss)
Packaging	$257.9	$199.8
Paper	8.7	32.5
Corporate and Other	(28.3)	(23.2)
	$238.3	$209.1

Segment income (loss) excluding special items
Packaging	$260.0	$200.9
Paper	9.8	32.6
Corporate and Other	(28.3)	(23.2)
	$241.5	$210.3

EBITDA excluding special items
Packaging	$352.1	$289.9
Paper	15.8	42.0
Corporate and Other	(26.1)	(21.3)
	$341.8	$310.6

In the Packaging segment, total corrugated products shipments with one less workday were up 6.6%, and shipments per day were up 8.3% over last year’s first quarter. Containerboard production was 1,195,000 tons, and containerboard inventory was up 14,000 tons from the fourth quarter of 2020 and up 41,000 tons compared to the first quarter of 2020. In the Paper segment, sales volume was up 5,000 tons from the fourth quarter of 2020 and down 48,000 tons compared to the first quarter of 2020.

Commenting on reported results, Mark W. Kowlzan, Chairman and CEO, said, “Packaging segment demand remained very strong throughout the first quarter as we set a new all-time quarterly record for containerboard volume and matched our all-time quarterly total box shipments record. The No. 3 machine at our Jackson, Alabama mill produced linerboard for the entire quarter, and the announced plans for permanently converting the machine from uncoated freesheet to linerboard are well underway. We were able to build some containerboard inventory ahead of our busiest planned outage quarter; however, we ended the quarter at a record low weeks-of-inventory supply for this time of year. The containerboard and corrugated products price increases we announced late in the fourth quarter of 2020 were implemented as planned, and in March we began the implementation of the price increases we announced earlier in the first quarter. In our Paper segment, volume and prices were lower compared to last year’s first quarter as expected, although late in the quarter we did begin to see the benefit of our announced paper price increases compared to the fourth quarter of 2020. Our mills and box plants did an outstanding job of meeting our customers’ needs by managing through the outages, raw material availability issues, and logistics challenges brought on by the winter storms and other weather-related events. However, we experienced higher inflation than we expected in most of our manufacturing and converting costs and significantly higher freight and logistics expenses. Overall, we were able to deliver solid results to start the new year.”

“Looking ahead as we move from the first and into the second quarter,” Mr. Kowlzan added, “in our Packaging segment we expect demand to remain strong, and we will continue implementing our previously announced price increases. We also expect export prices to move higher. In our Paper segment, we expect volumes to be fairly flat with higher average prices and mix as we continue the roll-out of our recently announced paper price increases. The second quarter will be our busiest of the year for planned annual outages in our Packaging segment with work scheduled at four of our mills. Outage expenses are estimated to be approximately ($.20) per share higher compared to the first quarter. We also anticipate continued inflation with freight and logistics expenses as well as most of our operating and converting costs. However, energy costs should improve as we move into seasonally milder weather.”

We present various non-GAAP financial measures in this press release, including diluted EPS excluding special items, segment income excluding special items and EBITDA excluding special items. We provide information regarding our use of non-GAAP financial measures and reconciliations of historical non-GAAP financial measures presented in this press release to the most comparable measure reported in accordance with GAAP in the schedules to this press release.

PCA is the third largest producer of containerboard products and a leading producer of uncoated freesheet paper in North America. PCA operates eight mills and 90 corrugated products plants and related facilities.

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, the impact of the COVID-19 pandemic on our business, expected benefits from acquisitions and restructuring activities, our industry and our business strategy. Statements that contain words such as “will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of the COVID-19 pandemic on the health of our employees and on the employees of our suppliers and customers, on our ability to operate our business, and on economic conditions affecting our business and demand for our products; the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

CONTACT:

Barbara Sessions

Packaging Corporation of America

INVESTOR RELATIONS:  (877) 454-2509

PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 1st Quarter 2021 Earnings Conference Call

Conference ID:  4555529

WHEN:	Tuesday, April 27, 2021 at 9:00am Eastern Time

CALL-IN	(855) 730-0288 (U.S. and Canada) or (832) 412-2295 (International)
NUMBER:	Dial in by 8:45am Eastern Time

Conference Call Leader:  Mr. Mark Kowlzan

WEBCAST INFO:	http://www.packagingcorp.com

REBROADCAST DATES:	April 27, 2021 at 12:00pm Eastern Time through May 11, 2021 11:59pm Eastern Time

REBROADCAST NUMBERS:	(855) 859-2056 (U.S. and Canada) or (404) 537-3406 (International)

Passcode:  4555529

Packaging Corporation of America

Consolidated Earnings Results

Unaudited

(dollars in millions, except per-share data)

	Three Months Ended
	March 31,
	2021		2020
Net sales	$1,807.2		$1,708.7
Cost of sales	(1,403.5)	(1)	(1,343.7)	(2)
Gross profit	403.7		365.0
Selling, general, and administrative expenses	(145.0)	(1)	(145.9)
Other expense, net	(20.4)	(1)	(10.0)	(2)
Income from operations	238.3		209.1
Non-operating pension income	4.8		0.6
Interest expense, net	(23.5)		(19.6)
Income before taxes	219.6		190.1
Provision for income taxes	(53.1)		(48.4)
Net income	$166.5		$141.7

Earnings per share:
Basic	$1.75		$1.50
Diluted	$1.75		$1.49

Computation of diluted earnings per share under the two class method:
Net income	$166.5	$141.7
Less: Distributed and undistributed income available to participating securities	(1.3)	(1.2)
Net income attributable to PCA shareholders	$165.2	$140.5
Diluted weighted average shares outstanding	94.6	94.3
Diluted earnings per share	$1.75	$1.49

Supplemental financial information:
Capital spending	$85.1	$70.5
Cash, cash equivalents, and marketable debt securities	$1,132.9	$913.4

(1)	The three months ended March 31, 2021 include the following:

a.	$2.1 million of charges consisting of closure costs related to corrugated products facilities, which were recorded in “Other expense, net”.

b.

$1.1 million of charges related to the announced discontinuation of production of uncoated freesheet paper grades on the No. 3 machine at the Jackson, Alabama mill in the first quarter of 2021 associated with the permanent conversion of the machine to produce linerboard. The costs were recorded in “Cost of sales”, “Selling, general, and administrative expenses”, and “Other expense, net”, as appropriate.

(2)	The three months ended March 31, 2020 include the following:

a.

$0.8 million of incremental, out-of-pocket costs related to COVID-19, including supplies, cleaning and sick pay, which were recorded in “Cost of sales”. Beginning in July 2020, all corresponding COVID-19 related expenses were included in normalized costs.

b.	$0.4 million of charges consisting of closure costs related to corrugated products facilities, which were recorded in “Other expense, net”.

Packaging Corporation of America

Segment Information

Unaudited

(dollars in millions)

	Three Months Ended
	March 31,
	2021	2020
Segment sales
Packaging	$1,623.6	$1,467.5
Paper	164.6	217.4
Corporate and Other	19.0	23.8
	$1,807.2	$1,708.7

Segment income (loss)
Packaging	$257.9	$199.8
Paper	8.7	32.5
Corporate and Other	(28.3)	(23.2)
Income from operations	238.3	209.1
Non-operating pension income	4.8	0.6
Interest expense, net	(23.5)	(19.6)
Income before taxes	$219.6	$190.1

Segment income (loss) excluding special items (1)
Packaging	$260.0	$200.9
Paper	9.8	32.6
Corporate and Other	(28.3)	(23.2)
	$241.5	$210.3

EBITDA excluding special items (1)
Packaging	$352.1	$289.9
Paper	15.8	42.0
Corporate and Other	(26.1)	(21.3)
	$341.8	$310.6

 ____________

(1)

Segment income (loss) excluding special items, earnings before non-operating pension income, interest, income taxes, and depreciation, amortization, and depletion (EBITDA), and EBITDA excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

	Three Months Ended
	March 31,
	2021	2020
Packaging
Segment income	$257.9	$199.8
Facilities closure and other costs	2.1	0.4
Incremental costs for COVID-19	—	0.7
Segment income excluding special items (1)	$260.0	$200.9

Paper
Segment income	$8.7	$32.5
Jackson mill conversion	1.1	—
Incremental costs for COVID-19	—	0.1
Segment income excluding special items (1)	$9.8	$32.6

Corporate and Other
Segment loss	$(28.3)	$(23.2)
Segment loss excluding special items (1)	$(28.3)	$(23.2)

Income from operations	$238.3	$209.1

Income from operations, excluding special items (1)	$241.5	$210.3

 ____________

(1)	See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

Net Income and EPS Excluding Special Items (1)

	Three Months Ended
	March 31,
	2021				2020
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$219.6	$(53.1)	$166.5	$1.75	$190.1	$(48.4)	$141.7	$1.49
Special items (2):
Facilities closure and other costs	2.1	(0.5)	1.6	0.01	0.4	(0.1)	0.3	—
Jackson mill conversion	1.1	(0.3)	0.8	0.01	—	—	—	—
Incremental costs for COVID-19	—	—	—	—	0.8	(0.2)	0.6	0.01
Total special items	3.2	(0.8)	2.4	0.02	1.2	(0.3)	0.9	0.01
Excluding special items	$222.8	$(53.9)	$168.9	$1.77	$191.3	$(48.7)	$142.6	$1.50

 ____________

(1)

Net income and earnings per share excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

(2)

Pre-tax special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded and this rate is adjusted for each subsequent quarter to be consistent with the estimated annual effective tax rate, in accordance with ASC 270, Interim Reporting, and ASC 740-270, Income Taxes – Intra Period Tax Allocation. For all periods presented, income taxes on pre-tax special items represent the current amount of tax. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

EBITDA and EBITDA Excluding Special Items (1)

EBITDA represents income before non-operating pension income, interest, income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended
	March 31,
	2021	2020
Net income	$166.5	$141.7
Non-operating pension income	(4.8)	(0.6)
Interest expense, net	23.5	19.6
Provision for income taxes	53.1	48.4
Depreciation, amortization, and depletion	100.8	100.3
EBITDA (1)	$339.1	$309.4
Special items:
Facilities closure and other costs	2.1	0.4
Jackson mill conversion	0.6	—
Incremental costs for COVID-19	—	0.8
EBITDA excluding special items (1)	$341.8	$310.6

 ____________

(1)	See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

The following table reconciles segment income (loss) to EBITDA excluding special items:

	Three Months Ended
	March 31,
	2021	2020
Packaging
Segment income	$257.9	$199.8
Depreciation, amortization, and depletion	92.1	89.0
EBITDA (1)	350.0	288.8
Facilities closure and other costs	2.1	0.4
Incremental costs for COVID-19	—	0.7
EBITDA excluding special items (1)	$352.1	$289.9

Paper
Segment income	$8.7	$32.5
Depreciation, amortization, and depletion	6.5	9.4
EBITDA (1)	15.2	41.9
Jackson mill conversion	0.6	—
Incremental costs for COVID-19	—	0.1
EBITDA excluding special items (1)	$15.8	$42.0

Corporate and Other
Segment loss	$(28.3)	$(23.2)
Depreciation, amortization, and depletion	2.2	1.9
EBITDA (1)	(26.1)	(21.3)
EBITDA excluding special items (1)	$(26.1)	$(21.3)

EBITDA excluding special items (1)	$341.8	$310.6

 ____________

(1)	See footnote (1) on page 2, for a discussion of non-GAAP financial measures.